Exhibit 10.2

PREMIERE GLOBAL SERVICES, INC.
FOURTH AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This Fourth Amendment to the Amended and Restated Employment Agreement (the “Fourth Amendment”) is made and entered into by and between PREMIERE GLOBAL SERVICES, INC., a Georgia corporation (the “Company”), and THEODORE P. SCHRAFFT (the “ Employee”), dated as of January 13, 2010.

BACKGROUND STATEMENT:

     WHEREAS, the Company and the Employee entered into that certain Amended and Restated Employment Agreement on September 15, 2006, as amended and signed by Employee on December 21, 2007, as further amended and signed by Employee on January 23, 2008, and as further amended and signed by Employee on December 23, 2008 (as amended, the “Original Agreement”); and

     WHEREAS, the Compensation Committee of the Board of Directors of the Company and the Employee have determined that it is in their best interests to amend the Original Agreement as set forth herein.

     NOW, THEREFORE, in consideration of and reliance upon the foregoing and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Employee hereby amend the Original Agreement as follows:

     1. The penultimate sentence of Section 2.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

     “First, second and third quarter cash bonus, if any, will be paid during the quarter following the end of the relevant quarter.”

     2. Section 4.2(e)(iii) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

     “(iii) Consummation of:”

     and subsections (A), (B) and (C) of this Section 4.2(e)(iii) shall remain in full force and effect.

     3. Section 5.2(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

     (b) Non-solicitation. Solicit for the purpose of engaging in the Business or competing with the Company any (i) customers of the

Company who were customers of the Company during the one (1) year period preceding Employee’s termination and with whom the Employee had material contact, or (ii) prospective customers of the Company who, within two (2) years prior to Employee’s termination, had been the subject of individually targeted solicitation by Company representatives to become a customer of the Company and where the Employee supervised and/or participated in such solicitation activities. For purposes of this Agreement, the Employee shall be deemed to have had “material contact” with a customer if (a) he had business dealings with the customer on the Company’s behalf or (b) he was responsible for supervising or coordinating the dealings between the Company and the customer.

     4. The following section (e) shall be added to the end of Section 8 of the Original Agreement:

     “(e) Any right to a series of installment payments under this Agreement shall, for purposes of Section 409A of the Code, be treated as a right to a series of separate payments.”

     5. Except as otherwise provided herein, the terms and conditions of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment on the date hereof.

PREMIERE GLOBAL SERVICES, INC.	EMPLOYEE

By: /s/ Boland T. Jones	/s/ Theodore P. Schrafft
Boland T. Jones	Theodore P. Schrafft
Chief Executive Officer